                                                                   EXHIBIT 10.20

                                 JetFax, Inc.



                             ----------------------



                            SERIES F PREFERRED STOCK
                               PURCHASE AGREEMENT



                            ------------------------



                                 March 5, 1996

                             SCHEDULES AND EXHIBITS

Schedule I       -     Purchasers
Schedule II      -     Additional Purchasers
Schedule 4.4     -     Options and Other Rights
Schedule 4.5     -     Conflicts
Schedule 4.7     -     Liabilities
Schedule 4.8     -     Adverse Changes
Schedule 4.10    -     Contracts
Schedule 4.11    -     Related Person Indebtedness
Schedule 4.12    -     Litigation
Schedule 4.13    -     Consents
Schedule 4.14    -     Encumbrances
Schedule 4.15    -     Technology
Schedule 4.17    -     Plans
Schedule 4.22    -     Related Party Transactions
Schedule 5.7     -     Risk Factors
Schedule 12.7    -     Agent's Fees

Exhibit A        -     Certificate of Designation
Exhibit B        -     Financial Statements
Exhibit C        -     Form of Opinion

                                                                [Execution Copy]

                  SERIES F PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------


     THIS AGREEMENT (this "Agreement") is made as of March 5, 1996, by and among JETFAX, INC., a Delaware corporation (the "Company"), and each of the parties listed on the Schedule of Purchasers attached hereto as Schedule I (the
              ----------------------                    ----------
"Schedule of Purchasers").  The persons listed on the Schedule of Purchasers are
-----------------------                               ----------------------
sometimes hereinafter referred to collectively as the "Purchasers" and individually as a "Purchaser."

     WHEREAS, the Company is a corporation engaged in the development, marketing, sale and license of fax products and technologies; and

     WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and each Purchaser hereby agree as follows:

                                   SECTION 1
                                   ---------

                                  Definitions
                                  -----------

     1.1 For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (b) "Certificate of Designation" shall have the meaning specified in
Section 2.1 hereof.

          (c) "Closing" and "Closing Date" shall have the meanings specified in
Section 3 hereof.

          (d) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

          (e) "Common Stock" shall have the meaning specified in Section 4.4(a) hereof.

          (f) "Note" and "Notes" shall mean the 10% convertible Notes issued by the Company to certain of the Purchasers pursuant to the Note Purchase Agreement.

          (g) "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of August 3, 1994, as amended, by and among the Company and certain of the Purchasers.

          (h) "Preferred Stock" shall have the meaning specified in Section 4.4(a) hereof.

          (i) "Series A Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (j) "Series B Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (k) "Series C Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (l) "Series D Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (m) "Series E Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (n) "Series F Preferred" shall have the meaning specified in Section
2.1 hereof.

          (o) "Series P Preferred" shall have the meaning specified in Section 4.4(a) hereof.

          (p) "Shares" shall have the meaning specified in Section 2.1 hereof.

          (q) "Tax" or "Taxes" shall mean taxes and similar governmental impositions payable to any federal, state, local or foreign taxing authority, including (i) income, minimum, franchise, property, withholding, employment, social security, excise, stamp, occupation, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies, or other similar assessments of any kind, and (iii) interest, penalties, and additions to tax imposed with respect thereto.

          (r) "Technology" shall have the meaning specified in Section 4.15 hereof.

     1.2 Wherever used in this Agreement (a) the words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation", (b) the word "day" means a calendar day unless otherwise specified,
(c) the word "party" means each and every person whose signature is set forth at the end of this Agreement, (d) the word "law" (or "laws") means any statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, injunction, mandate or other legally binding requirements of a government entity, (e) the word "notice" shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and any other written communication contemplated under this Agreement and (f) the words "business day" shall mean any day other than Saturday, Sunday or a day on which commercial banks located in San Francisco, California are required or authorized by law to close.

     1.3 Certain other words and phrases are defined or described elsewhere in this Agreement and/or the Exhibits and Schedules hereto. Unless the context otherwise requires, words in the singular number include the plural and vice versa. Use of the masculine, feminine or neuter shall include each such other gender. All Schedules and Exhibits hereto are hereby incorporated herein and made a part hereof. Unless specified to the contrary, references to Articles, Sections, Schedules and/or Exhibits mean the particular Article, Section, Schedule or Exhibit in or to this Agreement. References to this Agreement shall include this Agreement as varied or modified from time to time by the parties.

                                    SECTION 2
                                    ---------

                 Authorization, Purchase and Sale of the Shares
                 ----------------------------------------------

      2.1 Authorization of the Shares.  The Company has authorized the issuance
          ---------------------------
and sale of up to 3,500,000 shares of its Series F Preferred Stock, $.01 par value per share ("Series F Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designations, Preferences and Rights of Series F Preferred Stock of the Company as filed on or before the date hereof and attached hereto as Exhibit A (the "Certificate of
                                              ---------

Designation"). For purposes of this Agreement, the term "Shares" shall mean the shares of Series F Preferred authorized for issuance and sale as provided in this Section 2.1.

      2.2 Sale and Purchase of the Shares.  At the initial Closing, and subject
          -------------------------------
to the terms and conditions hereof, the Company will issue and sell to the Purchasers and each Purchaser will purchase from the Company the number of shares of Series F Preferred set forth opposite its name on Schedule I, at a
                                                            ----------
purchase price of $2.75 per share.

                                    SECTION 3
                                    ---------

                         Closing, Payment and Delivery
                         -----------------------------

     The purchase and sale of the Shares being purchased by the Purchasers hereunder shall take place at 10:00 a.m. at the offices of General Counsel Associates, 1891 Landings Drive, Mountain View, California 94043 on March 5, 1996, and at such other time, date and place as is consistent with the terms of this Agreement (which time, date and place, and any future such time, date and place, are referred to in this Agreement as a "Closing" and a "Closing Date"). At the initial Closing the Company shall deliver to each of the Purchasers a certificate representing the number of Shares set forth opposite the Purchaser's name on Schedule I against delivery to the Company by the Purchaser of the
        ----------
amount of the purchase price of such Shares in the form of Note(s) in the aggregate principal amount, plus accrued interest, as set forth opposite each such Purchaser's respective name on the Schedule of Purchasers and the amount in immediately available funds as set forth opposite each such Purchaser's respective name on the Schedule of Purchasers.

     In addition, on or prior to March 31, 1996, at a purchase price of $2.75 per share, and subject to the satisfaction of the Company's counsel as to securities laws issues, the Company (a) shall sell to each of the persons listed on Schedule II hereto who elects to so purchase, the number of Shares set forth
   -----------
opposite such person's name on Schedule II against delivery to the Company by
                               -----------
such person of the amount of the purchase price of such Shares in the form of Note(s) in the aggregate principal amount, plus accrued interest, as set forth opposite such person's name on Schedule II and the amount in immediately
                               -----------
available funds as set forth opposite such person's name on the Schedule II (or
                                                                -----------
any combination thereof) and (b) may sell additional Shares to such persons as designated by the Company. Any subsequent sales of Shares pursuant to the foregoing provision shall be made pursuant to the provisions of this Agreement. As a condition of such purchase, all purchasers of such Shares shall execute a counterpart of this Agreement and shall, for all purposes, be considered Purchasers hereunder. Notwithstanding anything in this Agreement to the contrary, if less than 3,500,000 Shares are sold by March 31, 1996, the term Shares shall only refer to such lesser number.

                                    SECTION 4
                                    ---------

                 Representations and Warranties of the Company
                 ---------------------------------------------

      The Company hereby represents and warrants as of the date hereof to each Purchaser as follows:

      4.1  Organization and Standing.  The Company is duly incorporated, validly
           -------------------------
existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and assets and carry on its business as it was heretofore and is currently being conducted by the Company. The Company is duly licensed or qualified to transact business as a foreign corporation, and is in good standing, in all jurisdictions in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified will not have a material adverse effect on the business, properties or condition, financial or otherwise ( the "Condition"), of the Company.

      4.2 Corporate Power and Authority.  The Company has full corporate power
          -----------------------------
and authority to enter into this Agreement and to sell the Shares and to carry out and perform its obligations under the terms of this Agreement.

      4.3 Subsidiaries.  The Company does not directly or indirectly own any
          ------------
equity interest in any other corporation, partnership, limited liability company, joint venture or other business association or entity; provided,
                                                                --------
however, the Company from time to time maintains money market accounts or
-------
similar investment vehicles.

      4.4 Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 13,500,000 shares of Common Stock, $.01 par value per share

("Common Stock"), and 9,500,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). Of the Preferred Stock, 1,000,000 shares have been designated as Series A Preferred Stock, $.01 par value per share ("Series A Preferred"), 1,000,000 shares have been designated as Series B Preferred Stock, $.01 par value per share ("Series B Preferred"), 600,000 shares have been designated as Series C Preferred Stock, $.01 par value per share ("Series C Preferred"), 100,000 shares have been designated as Series D Preferred Stock, $.01 par value per share ("Series D Preferred"), 2,500,000 shares have been designated as Series E Preferred Stock, $.01 par value per share ("Series E Preferred"), 500,000 shares have been designated as Series P Preferred Stock, $.01 par value per share ("Series P Preferred") and 3,500,000 shares have been designated as Series F Preferred. Immediately prior to the initial Closing, 954,474 shares of the Common Stock, 750,996 shares of Series A Preferred, 533,974 shares of the Series B Preferred, 564,834 shares of the Series C Preferred, 67,890 shares of the Series D Preferred, 930,594 shares of the Series E Preferred, 90,000 shares of the Series P Preferred and none of the Series F Preferred will be issued and outstanding, and all such issued and outstanding shares will have been duly authorized and validly issued, will be fully paid and nonassessable, and will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities law.

          (b) Except as specified in Schedule 4.4, in this Agreement or in the
                                     ------------
Certificate of Designation, there are no authorized or outstanding preemptive, conversion or other rights, options, warrants, securities, commitments or agreements granted or issued by or binding upon the Company for the issuance, purchase or acquisition of any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock or obligating the Company to grant, extend or enter into any such commitment or agreement.

      4.5 Authorization; No Conflicts.  All corporate action on the part of the
          ---------------------------
Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as specified in Schedule 4.5, the execution, delivery and performance by the
             ------------
Company of this Agreement will not, assuming the truth and accuracy of each of the Purchasers' representations and warranties set forth in Section 5 hereof, result in any violation of and will not conflict with, or result in a breach of any of the terms of or loss of benefit under, or permit the acceleration of any obligation under, or constitute a default under, any provision of federal or state law to which the Company is subject, the Company's Certificate of Incorporation, the Company's By-Laws or any agreement or instrument to which the Company is a party or by which it or any of its properties is bound or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term, except where such violation, conflict, breach, default, loss or acceleration would not have a material adverse effect, individually or in the aggregate, on the Condition of the Company. Except as specified in Schedule 4.5, no shareholder of the Company has any preemptive
             ------------
rights or rights of first refusal by reason of the issuance of the Shares which rights have not been duly waived. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, and will be free of any liens or encumbrances other than as set forth in this Agreement. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

      4.6 Financial Information.  The unaudited financial statements of the
          ---------------------
Company as of December 31, 1995, and the audited financial statements of the Company as of March 31, 1995, attached hereto as Exhibit B (a) are in accordance
                                                 ---------
with the books and records of the Company, (b) present fairly the financial position and results of operations and (as to the audited financial statements only) changes in financial position of the Company at the dates and for the periods to which they relate and (c) were prepared in accordance with generally accepted accounting principles in all material respects applied on a consistent basis (other than, with respect to the unaudited statements, as to footnote presentation and year-end adjustments).

      4.7 Absence of Undisclosed Liabilities.  Except as set forth on Schedule
          ----------------------------------                          --------
4.7, the Company has no liabilities (fixed, accrued, contingent or otherwise,
---
including any Tax liabilities due) ("Liabilities") which are not fully reflected or provided for on the most recent financial statements referred to in Section 4.6, except Liabilities incurred in the ordinary course of business since the date of such financial statements or which individually or in the aggregate are not materially adverse to the Condition of the Company. The Company is not aware of any reasonable basis for the assertion against the Company of any other Liability other than Liabilities that are not individually or in the aggregate material to the Condition of the Company.

      4.8 Absence of Certain Changes.  Except to the extent described in this
          --------------------------
Agreement, in Schedule 4.8 or in the other Schedules to this Agreement, since
              ------------
the date of the most recent financial statements referred to in Section 4.6 there has not been any event or condition of any character which has materially and adversely affected the Condition of the Company, including the following:

          (a) the creation, incurrence, assumption or guarantee of any indebtedness, or the subjection of any of the Company's assets to any lien except for liabilities, indebtedness or liens that, individually or in the aggregate, are not materially adverse to the Condition of the Company;

          (b) any resignation or termination of employment of any key officer or any knowledge by the Company of any impending resignation or termination of employment by any such key officer;

          (c) except in the ordinary course of business, any material increase in the compensation payable or to become payable by the Company to any of its officers or directors, or any material increase of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any officer or director;

          (d) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the Condition of the Company;

          (e) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock or any redemption, purchase or other acquisition of any such stock by the Company;

          (f) any material change in any method of accounting or accounting practice of the Company;

          (g) any notes or accounts receivable or portions thereof written off by the Company as uncollectible (except for write-offs in the ordinary course of business and consistent with past practice);

          (h) any issuance or sale of any stock, bonds or other corporate securities of which the Company is the issuer;

          (i) any sale, assignment, transfer or encumbrance of any of the assets (real, personal or mixed) of the Company, except in the ordinary course of business and consistent with past practice; or

          (j) any collective bargaining agreements entered into by the Company.

      4.9 Taxes.  The Company has filed or will file within the time prescribed
          -----
by law (including extensions of time approved by the appropriate taxing authority) all Tax returns and reports required to be filed with the United States Internal Revenue Service, with the State of Delaware, with the State of California and with all other jurisdictions where such filing is required by law, except where the failure to so file would not have a material adverse effect on the Condition of the Company. The Company has paid or, as and to the extent required by generally accepted accounting principles, made adequate provision in the most recent financial statements referred to in Section 4.6 for the payment of, all Taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such Tax returns and reports. The Company's Tax returns have not, to the best of the Company's knowledge and belief, been audited by the United States Internal Revenue Service nor by any state taxing authority. There is no claim or assessment pending or, to the knowledge of the Company, threatened against the Company for any alleged deficiency in Taxes, except where such claim would not be materially adverse to the Condition of the Company.

      4.10 Contracts.  Except as set forth in Schedule 4.10, the Company has no
           ---------                          -------------
current contracts, agreements or the like of any material nature. Except as set forth in Schedule 4.10, the Company has complied with all the provisions of
             -------------
all said contracts and agreements except where such failure has not had a material adverse effect, individually or in the aggregate, on the Company. Except as set forth in
Schedule 4.10, the Company is not in violation or default under any such
-------------
contract or agreement except where such violation or default has not had a material adverse effect, individually or in the aggregate, on the Company. Except as set forth in Schedule 4.10, to the best of the Company's knowledge,
                       -------------
none of the other parties to any such contract is in violation or default under any such contract in any material respect that would have a material adverse effect on the Condition of the Company. The Company has not received any notice of cancellation or any written communication threatening cancellation of any material contract by any party thereto.

      4.11 Shareholders, Directors and Officers; Indebtedness.  Set forth on
           --------------------------------------------------
Schedule 4.11 is a correct and complete list or description of all indebtedness
-------------
of the Company to its officers, directors or shareholders or any of their respective relatives and of all indebtedness of such persons to the Company.

      4.12 Litigation.  Except as set forth in Schedule 4.12, there is neither
           ----------                          -------------
pending nor, to the Company's knowledge, threatened any action, suit, proceeding, arbitration or claim, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property or assets is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the Condition of the Company. Except as set forth in
Schedule 4.12, there are no unsatisfied judgements or outstanding orders,
-------------
injunctions, decrees, stipulations or awards of any court, tribunal or arbitrator against the Company or any of its properties or assets that, individually or in the aggregate, are material and adverse to the Condition of the Company.

      4.13 Consents.  Except as set forth on Schedule 4.13, all consents,
           --------                          -------------
approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority (including under the "blue sky laws" of an such state governmental authority), any party to a contract to which the Company is bound or any other third party, on the part of the Company, required in connection with the execution and delivery of this Agreement or the consummation of the transactions under the terms of this Agreement, shall have been made or obtained prior to, and be effective as of, any Closing, other than any notice filings required to be made after such

Closing pursuant to Regulation D under the Act and any applicable "blue sky laws."

      4.14 Title to Properties; Liens and Encumbrances.  The Company has a valid
           -------------------------------------------
and indefeasible ownership interest in all of its property and assets (real or personal, tangible or intangible) material to its business, free from all mortgages, pledges, liens, security interests, encumbrances or charges, except as listed on Schedule 4.14 hereto. The Company is not in violation of any law,
             -------------
regulation or ordinance relating to its property or assets which violation would have a material adverse effect on the business of the Company. All personal property and assets, and all buildings, structures and fixtures used by it in the conduct of its business, are in good operating condition and repair, except where such failure or failures, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company.

      4.15 Technology.
           ----------

          (a)  Set forth on Schedule 4.15 are all patents, patent rights,
                            -------------
trademarks, trademark rights, copyrights, proprietary rights, licenses and processes, and all registrations and applications for registration with respect to any of the foregoing, owned or used by the Company and material to its business (the "Technology"). Other than as set forth on Schedules 4.12 and
                                                         ------------------
4.15, the Company is not aware of and has not received any notice of
----
infringement upon or conflict with the asserted rights of others with respect to any of the Technology or the Proprietary Technology (as defined below) except where such would not have a material adverse effect, individually or in the aggregate, on the Condition of the Company. To the Company's knowledge, all Technology and all Proprietary Technology owned or used by the Company are owned or used by it free of any adverse claims, rights or encumbrances as to the Company's rights thereto except where such claims, rights or encumbrances would not have a material adverse effect, individually or in the aggregate, on the Condition of the Company, and the Company has used reasonable efforts to protect its rights to continued secrecy thereof.

          (b)  Except as set forth on Schedule 4.15, the Company owns or
                                      -------------
possesses the right to use the full range of trade secrets, technical knowledge and experience, confidential information and other proprietary knowledge, technical, engineering and operating data relating to the products, designs, schematics, plans, operating principles, formulas, computer software programs, electronically recordable data or concepts, marketing data, inventions, improvements, research and development records and reports, experimental and engineering reports, product specifications, manufacturing specifications, raw materials specifications, drawings, photographs, models, compilations of information, records, books and papers, quality control reports and specifications, manufacturing and production techniques and methods and any other information possessed by the Company concerning the design, formulation, manufacturing, quality control, testing, storage, development, improvement, installation, and operation of the Company's products and services and material to the Condition of the Company (collectively, "Proprietary Technology").

          (c) Each engineer and officer of the Company has executed a proprietary information and inventions agreement to protect the Company's rights to the Technology.

      4.16 Compliance.  The Company is not in violation of any term of any law,
           ----------
judgment, decree, order, rule or regulation to which the Company is subject and a violation of which, individually or in the aggregate, would have a material adverse effect on the Condition of the Company. The Company has obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, authorizations and qualifications under all applicable laws, and with all applicable governmental authorities, required for the conduct by it of its business and the ownership or possession by it of its properties and assets, except to the extent the failure to so obtain and maintain would not have a material adverse effect, individually or in the aggregate, on the Condition of the Company. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

      4.17 ERISA.
           -----

          (a) The Company has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") except for required premium payments, which payments have been paid when due. To the best of the Company's knowledge, no prohibited transactions or events have occurred which might give rise to any liability of the Company under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder

("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) No employee benefit plan within the meaning of Section 3(3) of ERISA which covers, or during the period of five years ending on the date hereof, has covered, employees of the Company (an "ERISA Plan") is a defined benefit plan, multi-employer plan or plan subject to the minimum funding standards of Section 412 of the Code (that is, a pension plan within the meaning of the Code).

          (c) No proceeding has been initiated by any person (including the PBGC) to terminate any ERISA Plan.

          (d) With respect to each ERISA Plan, (i) all payments and contributions due from the Company to date have been made and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly reflected in the books of the Company, except for payments and contributions that are not, individually or in the aggregate, material and adverse to the Condition of the Company; (ii) to the best of the Company's knowledge, the Company has complied with, and each ERISA Plan materially conforms in form and operation to, all applicable laws and regulations applicable to the ERISA Plans, including, without limitation, ERISA and the Code except where the failure to so comply would not, individually or in the aggregate, have a material and adverse effect on the Condition of the Company; and (iii) except as set forth on Schedule 4.17 hereto, each ERISA Plan that is
                                 -------------
an employee pension benefit plan intended to qualify under Section 401 of the Code (that is, an ERISA Plan that is not a welfare plan) has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that has adversely affected or is likely to adversely affect such qualification or exemption.

          (e) Each ERISA Plan maintained by the Company or for the benefit of the employees is listed in Schedule 4.17 hereto.
                           -------------

      4.18 Employees; Labor Relations. To the best knowledge of the Company, no
           --------------------------
labor union or any representative thereof has made any attempt to organize or represent employees of the Company. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company. To the best knowledge of the Company, relations with employees of the Company are satisfactory.

      4.19 Insurance.  The Company maintains in full force and effect insurance
           ---------
which is customary in its industry and which the Company believes is commercially reasonable given the risks involved in the business conducted by the Company.

      4.20 Environmental and Safety Laws.  The Company is not aware of and has
           -----------------------------
not received notice of, and is not aware of any basis for, any violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violations, individually or in the aggregate, would have a material adverse effect on the Company's business.

      4.21 Manufacturing and Marketing Rights.  Except as set forth in Schedule
           ----------------------------------                          --------
4.10, the Company has not granted rights to manufacture, produce or assemble its
----
products or use any of its Technology to any other person, except for grants that are not material and adverse to the Condition of the Company, and is not bound by any agreement that affects, in any material and adverse way, the Company's right to develop, manufacture or assemble its products.

      4.22 Related Party Transactions.  Except as set forth on Schedule 4.22, to
           --------------------------                          -------------
the best of the Company's knowledge no officer or director of the Company or member of the immediate family of any of the foregoing:

          (a) owns or has owned, directly or indirectly, any interest in (except for less than one percent stock holdings for investment purposes in securities of publicly traded companies), or is an officer, director, employee or consultant of, any Person which is or was engaged in business as, a competitor, lessor, lessee, supplier or customer of the Company;

          (b) owns, directly or indirectly, as a whole or in part, any tangible or intangible property that the Company uses in the conduct of its business; or

          (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for immaterial claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and medical, dental and other similar health benefit plans existing on the date hereof.

      4.23 Returns and Complaints.  The Company has received no customer
           ----------------------
complaints concerning alleged defects in its products (or design thereof) that, to the Company's knowledge, would have a material adverse effect on the Condition of the Company.

                                    SECTION 5
                                    ---------

                  Representations and Warranties of Purchasers
                  --------------------------------------------

      Each Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

      5.1 Experience.  It acknowledges that investment in the Shares is highly
          ----------
speculative and involves a substantial and high degree of risk of loss of its entire investment. It is familiar with the terms, risks and merits of an investment in the Company through the purchase of the Shares. It (either alone or together with its purchaser representative, if any) has such knowledge and experience in financing and business matters that it is capable of evaluating and understanding the merits and risks of this investment and can bear the economic risk of this transaction. It has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment. It has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons and/or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

      5.2 Investment.  It is acquiring the Shares for investment for its own
          ----------
account, not as a nominee or agent and not with a view to the resale, transfer or other disposition thereof and any sale or disposition of its Shares will be made only if such Shares are registered under the Act or the sale or disposition is made in compliance with an exemption under the Act or the rules thereunder and any applicable state securities laws. It understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Act by reason of specified exemptions from the registration provisions of the Act.

      5.3 Restrictions on Resale.
          ----------------------

          (a) It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rules 144 and 144A promulgated under the Act, which permit the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rules may not be available for resale of the Shares.

          (b) It acknowledges that all certificates representing the Shares shall have endorsed thereon the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY (WHICH OPINION AND COUNSEL RENDERING SAME SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Such legend shall be removed by the Company upon delivery to it of an opinion of counsel to the Company (which opinion and counsel rendering same shall be reasonably satisfactory to the Company) that a registration statement under the Act is at the time effective with respect to the transfer of the legended security or that such security may be transferred without such registration statement being in effect and without the requirements of a legend on the certificate in the hands of the transferee.

      5.4 Access to Data.  It has had an opportunity to discuss the Company's
          --------------
business, management and financial affairs with its management and has had the opportunity to review the Company's facilities. It acknowledges that any projections or forecasts provided to it by or on behalf of the Company are necessarily speculative and may prove to be incorrect and it is not subscribing for the Shares in reliance thereon. It is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by a person not previously known to it in connection with investments in securities generally.

      5.5 Authorization.  It has full power and authority to enter into and to
          -------------
perform this Agreement in accordance with its terms. All action (corporate or otherwise) on the part of each Purchaser necessary for the authorization, execution, delivery and performance by each Purchaser of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement is a valid and binding obligation of each Purchaser, enforceable in accordance with its terms.

      5.6 Accreditation.  It has been advised or is aware of the provisions of
          -------------
Regulation D promulgated under the Act relating to the accreditation of investors, and it is an "Accredited Investor" as defined in Regulation D.

      5.7 Risk Factors.  It acknowledges that it has received and read the risk
          ------------
factors set forth on Schedule 5.7 hereto.
                     ------------

      5.8 Notes.  It is the holder of the Note(s) being surrendered by it to the
          -----
Company pursuant to this Agreement, free and clear of any liens, pledges or encumbrances.

      5.9 Excluded Purchasers.  In addition, Talkot Partners II, LLC hereby
          -------------------
represents and warrants to the Company that it qualifies as "excluded from the count of purchasers" for purposes of Section 25102(f) of the California Corporations Code pursuant to Rule 260.102.13 of Title 10 of the California Code of Regulations.

                                    SECTION 6
                                    ---------

                        Purchaser Conditions to Closing
                        -------------------------------

      Each Purchaser's obligation to purchase the Shares at any Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      6.1 Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Company in Section 4 hereof shall be true and correct in all respects when made and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except as affected by the consummation of the transactions contemplated by this Agreement.

      6.2 Performance.  All covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

      6.3 Opinion of Company's Counsel.  The Purchasers shall have received from
          ----------------------------
General Counsel Associates, counsel to the Company, an opinion addressed to the Purchasers, dated as of the initial Closing Date, and in substantially the form attached hereto as Exhibit C.
                   ---------

      6.4 Legal Investment.  At the time of each Closing, the purchase of the
          ----------------
Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

      6.5 Certificates.
          ------------

          (a) The Company shall have delivered to the Purchasers a certificate or certificates of an officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and
6.2 hereof.

          (b) The Company shall have delivered to the Purchasers a certificate of good standing as to the Company issued by the Secretary of State of the State of Delaware.

      6.6 Proceedings and Documents; Consents and Waivers; Amendment.  All
          ----------------------------------------------------------
corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchasers and their counsel. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, other than as specified in Schedule 4.5, necessary to execute and deliver this
                           ------------
Agreement and issue the Shares, and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

      6.7 Certificate of Designation.  The Certificate of Designation set forth
          --------------------------
in Exhibit A shall have been duly filed with the Secretary of State of the State
   ---------
of Delaware as provided by Delaware law and not rescinded or amended.

                                    SECTION 7
                                    ---------

                         Company Conditions to Closing
                         -----------------------------

      The Company's obligation to sell the Shares to be purchased at any Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

      7.1 Representations and Warranties.  The representations and warranties
          ------------------------------
made by each of the Purchasers in Section 5 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

      7.2 Legal Investment.  At the time of the Closing, the purchase of the
          ----------------
Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

      7.3 Certificates.  The Purchasers shall have executed and delivered
          ------------
certificates, in form and substance satisfactory to the Company and its counsel, attesting to the status of each Purchaser as an "Accredited Investor" as defined in Regulation D promulgated under the Act.

                                   SECTION 8
                                   ---------

                               Information Rights
                               ------------------

      8.1 Financial Information.  The Company hereby covenants and agrees, so
          ---------------------
long as any Purchaser holds at least the number of shares of Series F Preferred issued to it hereunder, the Company shall furnish the following reports to all such Purchasers:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its subsidiaries (if any) as at the end of such fiscal year and a consolidated statement of income of the Company and its subsidiaries (if any) for such year, all in reasonable detail and all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. If any such audited financial statements are not prepared on a consistent basis, a note to that effect will be included therein.

          (b) As soon as practicable after the end of each calendar quarter, and in any event within 60 days thereafter (except the last quarter of the Company's fiscal year), an unaudited consolidated balance sheet of the Company and its subsidiaries (if any) as at the end of such quarter and an unaudited consolidated statement of income of the Company and its subsidiaries (if any) for such quarter, all prepared in accordance with generally accepted accounting principles in all material respects (other than as to footnote presentation and year-end adjustments) consistently applied, all in reasonable detail and accompanied by a certificate signed by the chief financial officer of the Company that such statements present fairly the financial condition of the Company and its subsidiaries (if any) as of the end of such quarter and the results of their operations for such quarter.

      8.2 Additional Information.  The Company hereby covenants and agrees as
          ----------------------
follows:

          (a) The Company shall furnish to all Purchasers who hold at least 10,000 shares of Series F Preferred, as soon as available, but in any event not later than 30 days prior to the commencement of each fiscal year after the date hereof, a business report of the Company and projected budgets for such fiscal year as approved by the Company's Board of Directors.

          (b) The Company shall, upon prior written notice and subject to the reasonable discretion of the Company and subject to appropriate measures regarding confidentiality, permit any Purchaser who holds at least 10,000 shares of Series F Preferred to visit and inspect the properties and assets of the Company, including its books of account and records.

      8.3 Confidentiality.  Each Purchaser agrees to hold all information
          ---------------
received pursuant to this Section 8 in confidence, not to use such information for any purpose other than monitoring and/or evaluating its investment in the Company and not to disclose any of such information to any third party. The foregoing obligation of confidentiality shall not apply to any information or materials relating to the Company or its business or operations that has entered the public domain through no fault of the Purchaser, that an authorized executive officer of the Company has authorized for public dissemination, that the Purchaser knew or possessed prior to its being disclosed or delivered by the Company or that the Purchaser obtained from sources having no duty of confidentiality to the Company.

      8.4 Assignment of Information Rights.  The rights granted pursuant to
          --------------------------------
Sections 8.1 and 8.2 may be assigned by any Purchaser (or by any subsequent transferee of such rights) in connection with any transfer or assignment of Shares to a transferee that is a partner of any Purchaser that is a general or limited partnership (or former partner, provided such partner was a partner of the Purchaser as of, or after, the date of this Agreement) or that is a member of any Purchaser that is a limited liability company (or former member, provided such member was a member of the Purchaser as of, or after, the date of this Agreement); provided, however, that (a) such transfer of Shares may otherwise be
            --------  -------
effected in accordance with applicable securities laws, (b) such transferee acquires at least 10,000 Shares and (c) each transferee agrees in writing to take and hold such Shares and information subject to the provisions and upon the conditions specified in this Section 8.

      8.5 Termination.  The provisions of Sections 8.1 and 8.2 shall terminate
          -----------
upon the closing of an underwritten public offering by the Company under the Act of any of its equity securities for its own account pursuant to an offering resulting in aggregate gross proceeds to the Company of not less than $8,000,000 including underwriting discounts and commissions and in which the public offering price (as adjusted for any stock splits, stock dividends, distributions, recapitalizations and similar events) is not less than $5.00 per share.

                                   SECTION 9
                                   ---------

                              Registration Rights
                              -------------------

      9.1 Requested Registration.
          ----------------------

          (a) Request for Registration.  If the Company shall receive from
              ------------------------
Holders (as defined below) of fifty percent (50%) of the issued or issuable Registrable Securities (as defined below) (the "Initiating Holders"), a written request that the Company effect a registration under the Act with respect to not less than a number of shares (as adjusted for recapitalizations) of Registrable Securities, sufficient (when aggregated with the offering of other holders who have similar registration rights who have so requested registration) so that the net proceeds of a proposed offering of such shares would be reasonably estimated to exceed $3,000,000, the Company will promptly give written notice of the proposed registration to all other Holders and as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after actual receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any
         --------  -------
action to effect any such registration, qualification or compliance pursuant to this Section 9.1:

          (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

          (ii) Prior to the earlier of (i) September 1, 1997, or (ii) six (6) months after the effective date of the Company's first registered public offering of its stock;

          (iii) If the Company receives an opinion of counsel to the effect that the Holders can make open market sales of the outstanding Common Stock held by them without registration, subject to the volume and manner of sale limitations or such similar exemption from registration requirements of the Act;

          (iv) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective);

          (v) After the Company has effected one such registration pursuant to this Section 9.1(a), and such registration has been declared or ordered effective; or

          (vi) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to register, qualify or comply under this Section 9.1(a) shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders.

          Subject to the foregoing clauses (i) through (vi), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b) Underwriting.  In the event that a registration pursuant to this
              ------------
Section 9.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 9.1(a). In such event, the right of any Holder to registration pursuant to this Section 9.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 9.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Company, but such selection subject to the reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 9.1, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder disapproves of the terms of the under writing, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

      9.2 Registration on Form S-3.
          ------------------------

          (a) If any Holder or Holders holding in the aggregate not less than twenty-five percent (25%) of the issued or issuable Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonable anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided,
                                                               --------
however, that the Company shall not be required to effect more than one
-------
registration pursuant to this Section 9.2 in any six month period. The substantive provisions of Section 9.5 shall be applicable to each registration initiated under this Section 9.2.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 9.2 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of

Registrable Securities); (iii) during the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

      9.3 Optional Registrations.  If at any time or times after the date first
          ----------------------
written above, the Company shall determine to register any of its securities (for itself or for any other securities holder of the Company) under the Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a Rule 145 transaction), and in connection therewith the Company may lawfully register its Common Stock, the Company will promptly give written notice thereof to the then Holders of all issued or issuable Registrable Securities and will use its best efforts to include in such registration and to effect the registration under the Act of all Registrable Securities which such Holders may request in writing delivered to the Company within fifteen (15) days after receipt by such Holders of the notice given by the Company; provided, however, if the managing underwriter for the Company
             --------  -------
advises the Company in writing that including all or part of the Registrable Shares in such offering will adversely affect the marketing of the proposed offering, then, in connection with any such underwritten offering by the Company of any of its securities, such registration of Registrable Securities shall be limited to not less than five percent (5%) of the total number of shares to be sold in the case of an initial public offering of the Company's securities, and ten percent (10%) of the total number of shares to be sold in the case of a subsequent offering; further provided, however, that such limited number of
                     ------- --------  -------
shares of Common Stock in such offering shall be taken from those owned (or obtainable upon the exercise of rights with respect to other securities) by a group of holders requesting registration consisting of the Holders and other holders having similar registration rights to those of the Holders, and such limitation shall be imposed upon the Holders and such other holders pro rata on the basis of the total number of (i) shares of Registrable Securities owned by the requesting Holders and (ii) shares of Common Stock owned, or obtainable by them upon the exercise of rights with respect to other securities, by such other requesting holders. In the event of such a limitation, shares of persons not having similar registration rights will not be included in such registration. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 9.3 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act. The Company shall have the right to select the managing underwriter or underwriters for any underwritten public offering made pursuant to a registration under this Section 9.3. Subject to the foregoing, if such proposed registration is in connection with an underwritten offering of Common Stock, upon request of any Holder, the Company shall use its reasonable efforts to cause the managing underwriter therefor to include in such underwritten offering the Registrable Securities as to which the Holder requests such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company.

      9.4 Definitions.  For the purposes of Section 9:
          -----------

          (a) The term "Registrable Securities" shall mean (i) the Common Stock issued or issuable upon conversion of all outstanding shares of the Company's Preferred Stock that are so convertible, including without limitation the Series F Preferred; and (ii) any Common Stock or other securities of the Company issued or issuable with respect to the Common Stock described in clause (i) by way of a stock dividend or stock split, or other distribution, with respect to or in exchange for or replacement of such Common Stock or other securities.

          (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

          (c) The term "Holder" means any person owning or having immediately exercisable right to acquire Registrable Securities, including any of the Purchasers, so long as such Purchaser holds any Registrable Securities.

      9.5 Expenses of Registration.
          ------------------------

          (a) All expenses of the registration and offering incurred in connection with (i) one registration pursuant to Section 9.1, (ii) any registration under Section 9.2, subject to (b) below and (iii) three registrations pursuant to Section 9.3, shall be borne by the Company, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the fees and expenses of separate counsel, if any, for such Holders. All other selling expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata. If the Company includes in any registration any securities to be offered by it, all expenses thereof shall be borne solely by the Company.

          (b) A proportionate share of the expenses of the registration and offering incurred in connection with (i) any registration pursuant to Section
9.2 after the second registration thereunder and (ii) any registration pursuant to Section 9.3 after the third registration thereunder, shall be borne pro rata by the Holder or Holders requesting the registration on the basis of the ratio of the number of their shares so registered to the total number of shares included in such registration.

      9.6 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted the Purchaser under sections 9.1, 9.2 and 9.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Purchaser; provided that if such transfer or assignment is to a partner of any
           --------
Purchaser that is a general or limited partnership (or former partner, provided such partner was a partner of the Purchaser as of, or after, the date of this Agreement) or is to a member of any Purchaser that is a limited liability company (or former member, provided such member was a member of the Purchaser as of, or after, the date of this Agreement) such transferee or assignee need not be acceptable to the Company; and provided, further, that (a) such transfer may
                                  --------  -------
otherwise be effected in accordance with applicable securities laws, (b) such assignee or transferee acquires at least

5,000 shares of the Registrable Securities (appropriately adjusted for recapitalizations or stock splits) and (c) each assignee or transferee agrees in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Section 9.

      9.7 Standoff Agreement.  The Holders shall, if requested by the managing
          ------------------
underwriter or underwriters of any proposed firm underwritten public offering of securities by the Company, agree not to sell any of their Registrable Securities or any other securities of the Company owned by such Holders in any transaction other than pursuant to such underwritten public offering for a period of up to 180 days beginning on the effective date of the applicable registration statement, provided that the Company's officers and directors and each holder of 10% or more of the Company's issued and outstanding Common Stock also agree to such limitations. The Holders shall upon request execute a separate written agreement confirming and agreeing as to the foregoing.

      9.8 Registration Indemnification.  In the event of any registration under
          ----------------------------
the Act pursuant to Section 9 of Registrable Securities of any Holder, the Company will hold harmless such Holder and each underwriter of such securities and each other person, if any, who controls such Holder or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Holder or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto on the effective date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Holder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or such underwriter specifically for use in the preparation thereof.

          It shall be a condition precedent to the obligation of the Company to include in any registration statement any Registrable Securities then held by a Holder that the Company shall have received an undertaking reasonably satisfactory to it and its counsel from each Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by the Holder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

          Promptly after receipt by an indemnified party under this Section 9.8 of notice of the commencement of any action involving a claim referred to in the preceding provisions of Section 9.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and or assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the defense thereof.

      9.9 Registration Procedures.  Whenever the Company is required by this
          -----------------------
Agreement to use its best efforts to effect the registration of any securities, the Company shall:

          (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission all amendments and supplements to such registration statement and any prospectus used therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the sale or other disposition of such securities;

          (c) furnish to each Holder of such securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the disposition of its securities; and

          (d) use its best efforts to register or qualify the securities under such other securities or "blue sky" or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request, to enable the Holder to consummate the public sale or other disposition in such juris dictions of such securities.

      9.10 Rule 144 Undertakings.  At any time and from time to time after the
           ---------------------
expiration of ninety (90) days following the earlier of the close of business on such date as (i) a registration statement filed by the Company under the Act becomes effective or (ii) the Company registers a class of securities under section 12 of the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to make publicly available and available to the Holders, pursuant to Rule 144 of the Commission under the Act, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to that Rule and the Company shall use its best efforts to timely file with the Commission all documents and reports required of the Company under the Securities Exchange Act of 1934. The Company shall furnish to any Holder upon request (after the preceding sentence shall have become applicable), a written statement executed by the Company as to compliance with the current public information requirements of Rule 144.

      9.11 Cooperation.  In connection with any registration of Registrable
           -----------
Securities pursuant to this Section 9, the Company agrees to:

          (a) enter into such customary agreements (including, in the event of any underwritten public offering, an underwriting agreement containing such terms and provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Holders or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

          (b) furnish, at the request of the Holders or any underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Common Stock registered and/or the date of the closing for the sale of the Common Stock from the independent certified public accountants of the Company and addressed to the Holders and any underwriters participating in such offering and sale, which letter or letters shall be in form and substance as is customarily given by independent certified public accountants, and (ii) an opinion, dated the date of the closing for the sale of the Common Stock, of the counsel representing the Company with respect to such offering and sale addressed to the Holders and any such underwriters, which opinion shall be in form and substance as is customary in transactions of a similar nature for similar entities;

          (c) make available for inspection by the Holders and the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), one counsel for the Holders and any such underwriters, taken together, and one accountant or accounting firm retained by the Holders and any such underwriters, taken together, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request; provided that any such party shall keep the contents thereof confidential in the manner prescribed by a confidentiality agreement containing customary terms to be executed by the persons who are provided such access.

      9.12 Action to Suspend Effectiveness; Supplement to Registration
           -----------------------------------------------------------
Statement. In connection with any registration of Registrable Securities
----------
pursuant to this Section 9:

          (a)  The Company will notify the Holders and their counsel promptly of
(i) any action by the Commission to suspend the effectiveness of the registration statement covering the Common Stock requested to be registered or the institution or threatening of any proceeding for such purpose (a "STOP ORDER") or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock requested to be registered for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Holders shall cease to offer or sell any Common Stock pursuant to the registration statement in the jurisdiction to which such Stop Order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such Stop Order or the suspension of any such qualification and, if any such Stop Order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Holders and their counsel at the earliest practicable date of the date on which the Holders may offer and sell Common Stock pursuant to the registration statement.

          (b) For as long as sales of Registrable Securities are permitted pursuant to a registration statement filed pursuant to this Section 9, the Company will notify the Holders and their counsel promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement. Immediately upon receipt of such notice, the Holders shall cease to offer or sell any Common Stock pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or state of facts. The Company will furnish copies of such proposed amendment or supplement to the Holders and their counsel.

                                  SECTION 10
                                  ----------

                             First Purchase Rights
                             ---------------------

      10.1 Right of First Purchase.  The Company hereby grants to the Purchasers
           -----------------------
the right of first purchase for a number of shares of the same class of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. Each Purchaser shall be entitled to purchase a number of shares of the class of New Securities sufficient to maintain its Pro Rata Ownership in the Company after taking into account the proposed issuance by the Company. "Pro Rata Ownership" at any given time means the following ratio:

          (a) the sum of (i) the total number of shares of Common Stock then held by the Purchaser, plus (ii) the total number of shares of Conversion Stock (as defined below) then held by the Purchaser;

divided by
----------

          (b) the sum of (i) the total number of shares of Common Stock then outstanding, plus (ii) the total number of shares of Conversion Stock at that time.

"Conversion Stock" shall mean all then outstanding shares of convertible preferred stock of the Company, other securities of the Company that are convertible into Common Stock, and options, warrants and other instruments or rights that are exercisable for or convertible into Common Stock. As used in this Section 10, the number of shares of Conversion Stock at any given time shall be calculated as the number of shares of Common Stock into which it is then convertible, assuming conversion of all such securities and exercise of all such options, warrants and rights.

          (c) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including common stock and preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said shares of common stock or preferred stock. Notwithstanding the foregoing, "New Securities" shall not include (i) the shares of Series F Preferred to be issued pursuant to this Agreement, (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Act, (iii) shares issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) shares of Common Stock or options, warrants or rights issued to employees, officers or directors of, or consultants, customers or vendors to, the Company, pursuant to any stock option or similar plan approved by the Board of Directors of the Company and securities issued upon the exercise of any such options, warrants or rights, (v) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (vi) any securities issued upon conversion of any preferred stock of the Company, (vii) previously issued options, warrants or rights to purchase the Company's capital stock and securities issued upon the exercise of any such options, warrants or rights or (viii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company.

      10.2 Mechanics.
           ---------

          (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchasers written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to such Purchaser's share (calculated in accordance with Section 10.1) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Purchaser shall have a right of overallotment such that if any Purchaser fails to exercise its right hereunder to purchase its pro rata portion of New Securities, the Company shall so notify the other Purchasers, and the other Purchasers may purchase the nonpurchasing Purchaser's portion on a pro rata basis, within seven (7) days from the date of receipt of such notice. The Company shall notify the Purchaser of any material revision to the price and terms of the issuance of New Securities and the Purchaser shall be entitled to fifteen (15) additional days in order to respond to the Company.

          (b) In the event any Purchaser fails to exercise such right of first purchase within said 30 day period (as extended, if applicable), the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice to the Purchaser. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 120 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without again offering the securities to the Purchasers in the manner provided above.

          (c) The right of first purchase granted under this Agreement shall terminate upon the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Act, resulting in proceeds to the Company of at least $8,000,000, including underwriting discounts and commissions and in which the public offering price (as adjusted for any stock splits, stock dividends, distributions, recapitalizations and similar events) is not less that $5.00 per share.

          (d) The right of first purchase granted hereunder is not assignable except in connection with a transfer of Shares to a transferee that is a partner of any Purchaser that is a general or limited partnership (or former partner, provided such partner was a partner of the Purchaser as of, or after, the date of this Agreement) or that is a member of any Purchaser that is a limited liability company (or former member, provided such member was a member of the Purchaser as of, or after, the date of this Agreement); provided, however, that
                                                        --------  -------
(a) such transfer of Shares may otherwise be effected in accordance with applicable securities laws, (b) such transferee acquires at least 10,000 Shares and (c) each transferee agrees in writing to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 10.

                                  SECTION 11
                                  ----------

              Restrictions on Transferability; Compliance with Act
              ----------------------------------------------------

      11.1 Restrictions on Transferability. The Shares, and the shares of Common
           -------------------------------
Stock issued on conversion thereof (the "Conversion Shares"), shall not be transferable except upon the conditions specified in this Section 11, which conditions are intended to insure compliance with the provisions of the Act. Each Purchaser will cause any proposed transferee of the Shares and the Conversion Shares held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 11.

      11.2 Restrictive Legend. Each certificate representing (i) the Share, (ii)
           ------------------
the Conversion Shares and (iii) any other securities issued in respect of the Shares or Conversion Shares upon any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 11.3 below) be stamped or otherwise imprinted with a legend in substantially the form set forth in Section
5.3 (in addition to any legend required under applicable state securities laws).

      11.3 Notice of Proposed Transfers.  The holder of each certificate
           ----------------------------
representing securities of the Company required to bear the legend set forth in
Section 5.3 (or any similar legend) agrees to comply in all respects with the provisions of this Section 11.3. Prior to any proposed transfer of any such securities (unless there is in effect a registration statement under the Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the securities may be effected without registration under the Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company, provided, however, that no opinion of counsel or
                              --------  -------
"no action" letter shall be required for any transfer resulting solely from a distribution of securities from a partnership to its partners or from a limited liability company to its members. Each certificate evidencing the securities transferred pursuant to the above shall bear the legend set forth in Section 5.3, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provision of the Act.

                                  SECTION 12
                                  ----------

                                 Miscellaneous
                                 -------------

      12.1  Governing Law.  This Agreement shall be governed in all respects by
            -------------
the laws of the State of California without giving effect to principles of conflicts of law thereunder.

      12.2  Successors and Assigns.  Except as otherwise expressly provided
            ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      12.3  Entire Agreement; Amendment; Waiver.
            -----------------------------------

          (a) This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          (b) This Agreement may be amended or modified upon the written consent of the Company and holders in interest of not less than a majority of the aggregate of the Series F Preferred then outstanding.

          (c) Any provision of this Agreement may be waived with respect to rights of any Purchaser by a written instrument executed by holders in interest of not less than a majority of the aggregate of the Series F Preferred then outstanding.

          (d) Any amendment or waiver made in accordance with this Section 12.3 shall be binding upon each holder of any Shares then outstanding, each future holder of such Shares and the Company.

      12.4  Notices.  All notices and other communications required or permitted
            -------
under this Agreement shall be in writing and shall be deemed effectively given upon personal delivery, upon delivery by a nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at its address set forth on the signature page of this Agreement and to a Purchaser at its address on Schedule I or the signature pages of this Agreement, or at such
               ----------
other address as any party may designate by ten days prior written notice given pursuant to the terms of this section.

      12.5  Delays or Omissions.  No delay or omission to exercise any right,
            -------------------
power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default occurring thereafter; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      12.6  Separability.  In the event any provision of this Agreement shall be
            ------------
held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      12.7  Agent's Fees.
            ------------

          (a) The Company (i) represents and warrants that, other than as set forth on Schedule 12.7, it has retained no finder or broker in connection with
         -------------
the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold each Purchaser harmless from any liability for commissions or compensation in the nature of an agent's fee to any broker or other person or firm (and the reasonable costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives, including any claim by any alleged agent, broker or finder set forth on Schedule 12.7.
                       -------------

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless from any liability for any commissions or compensation in the nature of an agent's fee to any broker or other person or firm

(and the reasonable costs and expenses of defending against such liability or asserted liability) for which each Purchaser, or any of its employees or representatives, are responsible.

      12.8  Availability of Common Stock for Conversion. The Company shall, from
            -------------------------------------------
time to time, in accordance with the laws of the State of Delaware take such actions as are within its control as are necessary to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding convertible preferred stock of the Company.

      12.9  Mergers, etc.; Redemptions of Stock.
            -----------------------------------

          (a) Without the consent of the holders of at least a majority of the shares of Series F Preferred then outstanding, the Company will not effect a merger or consolidation (other than whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation) or sell or otherwise transfer all or substantially all of the Company's assets (other than pursuant to a pledge of assets by the Company as collateral pursuant to any agreement with any bank, lender or group of lenders, equipment lessor or similar lending institution or individuals in connection with such entities or individuals providing credit facilities or equipment financings to the Company pursuant to any approval of the Board of Directors of the Company); provided, however, that notwithstanding the foregoing, no consent of the holders of shares of Series F Preferred shall be required under this
Section 12.9(a) for any of the foregoing actions if as a result of such action each of the holders of the Series F Preferred receives proceeds (consisting of cash and/or property; for purposes of this Section 12.9(a) the value of any property shall be as determined in good faith by the Board of Directors of the Company) per share equal to at least $5.00 (as equitably adjusted to reflect any stock splits, combinations, stock dividends, reclassifications and similar events).

          (b) Without the consent of the holders of at least a majority of the shares of Series F Preferred then outstanding, the Company shall not purchase, redeem or otherwise acquire any share of its Common Stock or any class of Preferred Stock whose preference or priority as to dividends or assets is inferior to the Series F Preferred; provided, however, that notwithstanding the foregoing, (i) the Company, pursuant to any repurchase rights or any rights of first refusal, may (without the consent called for in this Section 12.9(b)) purchase shares of capital stock of the Company from consultants, employees or directors upon termination of their employment or engagement, as the case may be, or upon any proposed sale or other transfer by any such consultant, employee or director of any shares of the Company's capital stock) and (ii) the Company may (without the consent called for in this Section 12.9(b)) purchase shares of capital stock of the Company and options therefor in connection with the recision and repurchase offer referred to on Schedule 4.8.
                                             ------------

          (c) The provisions of this Section 12.9 shall terminate upon the closing of an underwritten public offering by the Company under the Act of any of its equity securities for its own account pursuant to an offering resulting in aggregate gross proceeds to the Company of not less than $8,000,000 including underwriting discounts and commissions and in which the public offering price (as adjusted for any stock splits, stock dividends, distributions, recapitalizations and similar events) is not less than $5.00 per share.

      12.10  California Commissioner of Corporations.  THE SALE OF THE
             ---------------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      12.11 Expenses.  The Company shall bear its own expenses and legal fees
            --------
incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. The Company shall pay the reasonable legal fees and disbursements of Shartsis, Friese & Ginsburg, counsel to the Purchasers, with respect to this Agreement and the transactions contemplated hereby.

      12.12 Waiver. Pursuant to Section 12.5 of the Note Purchase Agreement, the
            ------
Purchasers, constituting a Majority of the Investors (as defined in the Note Purchase Agreement) hereby waive, with respect to the rights of all Investors (as defined in the Note Purchase Agreement), any rights to notice set forth in
Section 9.2
of the Note Purchase Agreement, to the extent such rights relate to the issuance and sale of the Shares and the Common Stock issuable upon conversion thereof as contemplated by this Agreement.

      12.13 Limit on Sale of Shares.  The Company agrees that, in the event that
            -----------------------
as of the date that is sixty-one (61) days from the date of this Agreement the Company has sold fewer than a total of 3,500,000 shares of Series F Preferred, the Company will not thereafter sell more shares of Series F Preferred without the consent of the holders of at least a majority of the shares of Series F Preferred then outstanding; provided, however, that notwithstanding the foregoing the Company may at any time sell up to a total of 3,000,000 shares of Series F Preferred without the consent otherwise required by this Section 12.13.

      12.14 Board of Directors.  The Company and the Purchasers acknowledge and
            ------------------
agree that so long as PolyVentures II Limited Partnership, or affiliates thereof ("PolyVentures"), hold 363,636 or more shares of the issued and outstanding Series F Preferred, PolyVentures shall have, in accordance with the laws of the State of Delaware, the right to elect as a member of the Board of Directors of the Company one (1) individual designated by PolyVentures. The right set forth in this Section 12.14 is in addition to, and not in lieu of, any right of the holders of Series F Preferred generally to elect a member or members of the Board of Directors of the Company as set forth in the Certificate of Designation. The provisions of this Section 12.14 shall terminate upon the closing of an underwritten public offering by the Company under the Act of any of its equity securities for its own account pursuant to an offering resulting in aggregate gross proceeds to the Company of not less than $8,000,000 including underwriting discounts and commissions and in which the public offering price (as adjusted for any stock splits, stock dividends, distributions, recapitalizations and similar events) is not less than $5.00 per share.

      12.15 Interpretation.  All parties have been assisted by counsel in the
            --------------
preparation and negotiation of this Agreement and the transactions contemplated hereby, and this Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      12.16 Titles.  The titles of the sections of this Agreement are for
            ------
convenience of reference only and are not to be considered in construing this Agreement.

      12.17 Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one Agreement.

                [balance of this page intentionally left blank]

                                   [Series F Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              JETFAX, INC.



                              By:   /s/ Rudy Prince
                                    ------------------------
                                    Rudy Prince
                                    President

                                    Address:
                                    1376 Willow Road
                                    Menlo Park, CA 94025


                              [PURCHASER]
                              [Note: a separate signature page for
                              each Purchaser]

                              By:   _______________________
                                    Name:
                                    Title:

                                    Address:
                                    [____________________________]
                                    [____________________________]

The Series F Preferred Stock Purchase Agreement was signed by the following individuals/entities:

Abdulwahab Al-Qatami
Kenneth Alpart
Antaeus Enterprises, Inc.
Douglas Y. Bech
Beinecke Trust
Craig Bere
Cook Investors Ltd Partnership
John & Patricia Cook
Draper Associates
Polly C. Draper
David A. Evans
Kevin Flaherty
Jeffrey S. Gilmore
Gorman, Dorothy
Granite Capital LP
Guex-Crosier, Jean
Haar, Lawrence
Helzel, Lawrence B. & Rebekah Living Trust
Herrell, James
Janet Orttung-Morrow Family Trust
Kirshman, David
Lambert Family Trust
Lego, Paul G.
Martin, Dalton W. & Virginia G. Martin Living Trust
Marwit Capital
Newman Family Trust
Pennell, Katherine
Poly Ventures, L.P.
Printz-Kopelson, Mindy
Prism Partners I
Rebecca S. Draper Living Trust
Rose, Lawrence
Rosenthal, John P.
Rosman, Martin
Saratoga Springs Co. Ltd.
Silverberg, Irwin W.
Strome Family Trust
Susskind, Jeffrey & Janice Trustees
Szanto, Victor
Talkot Partners
Timothy Draper Living Trust
Traslader SA
Waresh, Michael


                                     -46-